UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 on

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 9, 2008

(Date of earliest event reported)

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

950 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices, including zip code)

(408) 523-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Intuitive Surgical, Inc., (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K (the “Previously Filed Report”) filed on December 10, 2007, to further note in the Previously Filed Report that on January 4, 2008, the Company entered into a non-exclusive license agreement with California Institute of Technology (“Cal Tech”) under which the Company has been granted a non-exclusive license to Cal Tech’s patent portfolio and Cal Tech has dismissed its lawsuit against the Company.

ITEM 1.01:	Entry into a Material Definitive Agreement

(b)	Material Definitive Agreement

On January 4, 2008, the Company entered into a non-exclusive license agreement with Cal Tech under which the Company has been granted a non-exclusive license to Cal Tech’s patent portfolio and Cal Tech has agreed to dismiss its lawsuit against the Company. The terms of the license arrangement have not been disclosed and are considered immaterial to the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: January 9, 2008	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr Title: Senior Vice President and Chief Financial Officer